EXHIBIT 10.21

Date 31 August 2010

MITSUI O.S.K. LINES, LTD.

as Seller

TOKYO LNG TANKER CO., LTD.

as Purchaser

HÖEGH LNG LIMITED

and

SRV JOINT GAS LIMITED

NOVATION DEED

Watson, Farley & Williams

London

INDEX

Clause		Page

1	DEFINITIONS	1

2	NOVATION AND AMENDMENT OF LOAN AGREEMENTS	2

3	PURCHASER’S UNDERTAKING	2

4	COMPANIES’ UNDERTAKINGS AND PARTIAL RELEASE OF SELLER	3

5	SELLER’S UNDERTAKING AND PARTIAL RELEASE OF THE COMPANY	3

6	SELLER’S REPRESENTATIONS	3

7	COUNTERPARTS	3

8	GOVERNING LAW AND JURISDICTION	3

SCHEDULE THE AMENDED LOAN AGREEMENT		6

THIS NOVATION DEED is made at    a.m./p.m. on 31 August 2014

BETWEEN:

(1)	MITSUI O.S.K. LINES, LTD., a company incorporated under the laws of Japan, having its principal office at 1-1, Toranomon, 2-Chome, Minato-ku, Tokyo, Japan 105-8688 (the “Seller”);

(2)	TOKYO LNG TANKER CO., LTD., a company incorporated under the laws of Japan, having its address at 1-5-20 Kaigan, Minato-ku, Tokyo, Japan 105-8527 (the “Purchaser”);

(3)	HÖEGH LNG LIMITED, a company incorporated pursuant to the laws of Bermuda, having its address at Canon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda (“HLNG”); and

(4)	SRV JOINT GAS LIMITED, a company incorporated under the laws of the Cayman Islands having its registered office at Clifton House, 75 Fort Street, George Town, P.O. Box 1350, Grand Cayman KYI-1108, Cayman Islands (the “Company”).

WHEREAS:

(A)	As at the time and date that this Deed is signed and delivered, the Seller owns fifty per cent. (50%) of the Company. The business of the Company is partially funded by the loan pursuant to the Loan Agreement.

(B)	The Seller has agreed to sell, and the Purchaser has agreed to purchase, 1.5 per cent. of the shares in the Company from the Seller pursuant to the Share Purchase Agreement (as defined in this Deed), being 3 per cent. of the Seller’s shares in the Company (equivalent to 750 shares in the Company).

(C)	As part of that transaction, the Seller has agreed to transfer 3 per cent. of the obligations owed to the Seller by the Company under the Loan Agreement.

(D)	At the date of this Deed, the principal amount of the Loan outstanding pursuant to the Loan Agreement is $19,116,596 and there is $ 263,384 of interest accrued or outstanding.

NOW IT IS AGREED as follows:

1	DEFINITIONS

1.1	Definitions. In this Deed, including the recitals, unless the context requires otherwise:

“Completion” has the meaning given in the Share Purchase Agreement;

“Loan” means the unsecured and interest-bearing shareholder loan from the Seller to the Company pursuant to the Loan Agreement;

“Loan Agreement” means the shareholder loan agreement entered into between the Seller, HLNG and the Company on 28 April 2006 and subsequently amended on 20 December 2007 and on 19 November 2009;

“Loan Date” means 28 April 2006;

“Novation” has the meaning ascribed to it in Clause 2.1;

“Novation Amount” means an amount equal to $581,399.40; and

“Share Purchase Agreement” means the agreement relating to the sale and purchase of certain shares in the Company made between the Seller and the Purchaser entered into on the date hereof.

2	NOVATION AND AMENDMENT OF LOAN AGREEMENT

2.1	Novation. With effect from Completion, the Seller, HLNG and the Company agree to novate to the Purchaser 3 per cent. of the principal amount of the Loan, along with all accrued interest and all of the Seller’s accrued rights and obligations under the Loan Agreement relating to that amount in the period from the Loan Date up to and including the date of Completion (the “Novation”).

2.2	Validity of novation. The novation contained in Clause 2.1 shall be valid and take effect pursuant to this Deed, irrespective of whether the Loan Agreement was itself duly authorised and executed by the parties to it.

2.3	Amendment of Loan Agreement. With effect on and from Completion, the Loan Agreement will be amended so that it shall be read and construed for all purposes as set out in the Schedule, where it is set out in full.

3	PURCHASER’S UNDERTAKING

3.1	Payment of Novation Amount. The Purchaser hereby undertakes to pay the Novation Amount to the Seller at Completion in accordance with Clause 3.1(b) of the Share Purchase Agreement.

3.2	Purchaser’s undertakings. In order to give effect to the Novation, and with effect from Completion, the Purchaser hereby:

(a)	undertakes to the Seller, HLNG and the Company to observe, perform, discharge and be bound by the Loan Agreement as if the Purchaser was a lender under the Loan Agreement in respect of the Novation Amount;

(b)	undertakes to the Seller, HLNG and the Company to observe, perform, discharge and be bound by the Loan Agreement as if the Purchaser was a lender of 3 per cent. of the Loan under the Loan Agreement in respect of obligations falling to be performed by a lender on and from the date of Completion; and

(c)	accepts the Company’s undertaking to observe, perform, discharge and be bound by the Loan Agreement (to the extent set out in Clause 4).

3.3	Events prior to Completion. Notwithstanding the foregoing undertakings, nothing in this Deed shall:

(a)	require the Purchaser to perform any obligation created by or arising under the Loan Agreement falling due for performance, or which should have been performed, before Completion; or

(b)	make the Purchaser liable for any act, neglect, default or omission in respect of the Loan Agreement committed by the Seller before Completion or any other liability in respect of the Loan Agreement arising prior to Completion.

4	COMPANY’S UNDERTAKINGS AND PARTIAL RELEASE OF SELLER

4.1	Company’s undertakings. With effect from Completion, the Company hereby:

(a)	releases and discharges the Seller from its obligations to observe, perform, discharge and be bound by the Loan Agreement, to the extent that such obligations are assumed by the Purchaser;

(b)	accepts the Purchaser’s undertaking to observe, perform, discharge and be bound by the Loan Agreement (to the extent set out in Clause 3); and

(c)	undertakes to the Purchaser to observe, perform, discharge and be bound by the Loan Agreement as if the Purchaser was the lender under that Loan Agreement in respect of the Novation Amount.

5	SELLER’S UNDERTAKING AND PARTIAL RELEASE OF THE COMPANY

5.1	Seller’s undertakings. With effect from Completion, the Seller hereby:

(a)	releases and discharges the Company from its obligations to the Seller to observe, perform, discharge and be bound by the Loan Agreement, to the extent that such obligations relate to the Novation Amount; and

(b)	indemnifies the Purchaser fully against any loss, damage or costs suffered, sustained or incurred by the Purchaser as a result of any act, neglect, default or omission in respect of the Loan Agreement committed by the Seller before Completion.

6	SELLER’S REPRESENTATIONS

6.1	Representations. The Seller represents to the Purchaser that, as at the date first written above:

(a)	all payments due under the Loan Agreement have been paid and there are no disputes outstanding between the Company and the Seller under the Loan Agreement; and

(b)	the Loan Agreement has not been amended, assigned, novated, supplemented, cancelled or terminated, save as described in Clause 1.1 above.

7	COUNTERPARTS

7.1	Effective date. This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

7.2	Originals. Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

8	GOVERNING LAW AND JURISDICTION

8.1	Governing law. This Deed and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

8.2	Exclusive jurisdiction. The courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed, including any dispute concerning any non-contractual obligation arising out of or in connection with this Deed, and each of the parties irrevocably submits to the jurisdiction of such courts.

8.3	Appointment of process agent.

(a)	The Seller hereby irrevocably appoints Mitsui O.S.K. Bulk Shipping (Europe) Ltd of Dexter House, Royal Mint Court, London EC3N 4JR as its agent for service of process in respect of proceedings before such courts.

(b)	The Purchaser hereby irrevocably appoints WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB as its agent for service of process in respect of proceedings before such courts.

(c)	HLNG and the Company hereby irrevocably appoint Leif Hoegh UK Ltd of 5 Young Street, London W8 5EH as their agent for service of process in respect of proceedings before such courts.

8.4	Meaning of proceedings. In this Clause 8, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

IN WITNESS of which this document has been executed as a deed and delivered on the date stated at the beginning of this Deed.

EXECUTED and DELIVERED as a deed	)	/s/ KOICHI MUTO
by affixing a seal of	)
Mr. Koichi Muto,	)
a Representative Director of:	)
MITSUI O.S.K. LINES, LTD.	)

EXECUTED and DELIVERED as a deed	)	/s/ KAZUMASA HIDAI
by affixing a seal of	)
Mr. Kazumasa Hidai,	)
a Representative Director of:	)
TOKYO LNG TANKER CO., LTD	)

EXECUTED and DELIVERED as a deed by	)	/s/ LARS MÅRDALEN
an Attorney on behalf of	)
HÖEGH LNG LIMITED	)

In the presence of:

Witness’ signature:	/s/ FREDRIK BERG
Name of witness:	FREDRIK BERG
Occupation:	Attorney-at-law
Address:	Drammensveien 134, 0277 Oslo, Norway

EXECUTED and DELIVERED	)
as a deed by	)
SRV JOINT GAS LIMITED	)
acting by an Attorney	)	/s/ ØRJAN HOMME
Attorney Ørjan Homme

In the presence of:

Witness’ signature:	/s/ FREDRIK BERG
Name of witness:	FREDRIK BERG
Occupation:	Attorney-at-law
Address:	Drammensveien 134, 0277 Oslo, Norway

SCHEDULE

THE AMENDED LOAN AGREEMENT

UP TO USD 50,000,000

AMENDED AND RESTATED

SHAREHOLDERS’ LOAN AGREEMENT

Dated 31 August 2010

Entered into between

Höegh LNG Limited

and

Mitsui O.S.K. Lines, Ltd.

and

Tokyo LNG Tanker Co., Ltd.

as Lenders

and

SRV Joint Gas Ltd.

as Borrower

THIS AGREEMENT (the “Agreement”) is dated as of 31st day of August 2010, and entered into between

(1)	Höegh LNG Limited, a company incorporated pursuant to the laws of Bermuda, having its address at Cannon’s Court, 22 Victoria Street, Hamilton, HM12 Bermuda (“HLNG”)

(2)	Mitsui O.S.K. Lines, Ltd., a company incorporated pursuant to the laws of Japan, having its principal offices at 1-1, Toranomon, 2-Chome, Minato-ku, Tokyo, Japan 105-8688 (“MOL”)

(3)	Tokyo LNG Tanker Co. Ltd, a company incorporated pursuant to the laws of Japan, having its principal offices at 1-5-20, Kaigan, Minato-ku, Tokyo, Japan 105-8527 (“TLT”);

(each the “Lender”, and collectively the “Lenders” or the “Shareholders”)

and

(4)	SRV Joint Gas Ltd., a company incorporated pursuant to the laws of the Cayman Islands, having its registered offices at Clifton House, 75 Fort Street, Grand Cayman, Cayman Islands (the “Company”).

WHEREAS :

A.	The Company has entered into a ship building contract dated 7 April 2006 with Samsung Heavy Industries Co., Ltd. (the “Builder”) in respect of the construction of one shuttle and regasification vessel with Builder’s hull number 1688 (the “Vessel”).

B.	MOL and HLNG have entered into a shareholders’ loan agreement dated 28 April 2006 as amended as of 20 December 2007 and further amended as of 19 November 2009 in the amount of up to USD 50,000,0000 (the “Shareholders’ Loan Agreement”).

C.	The Vessel was delivered on 30 November 2009 (the “Delivery Date”).

D.	TLT acquired 1.5% of the issued share capital of the Company (“TLT Shares”) from MOL on 31 August 2010.

E.	Pursuant to the Novation Deed entered among MOL, TLT, HLNG and the Company on 31 August 2010 (the “Novation Deed”), 3.0% of the principal amount of the loan from MOL to the Company plus accrued interest thereon was transferred to TLT.

F.	Following TLT’s acquisition of the TLT Shares, the parties have agreed to amend and restate the term of the Shareholder’s Loan Agreement as further set out herein.

Terms defined in the Shareholders’ Agreement shall, unless the context requires otherwise, have the same meanings when used in this Agreement.

NOW THEREFORE, the parties hereto have agreed that the Lenders shall provide shareholder loans to the Company on the terms and conditions as follows:

1.	LENDERS

HLNG, MOL and TLT in proportion to their respective relative shareholding in the Company.

2.	LOAN AMOUNT

The total loan amount to be up to USD 50,000,000.

3.	ADVANCES

The Company acknowledges that, as at the date hereof, the Company is indebted to HLNG, MOL and TLT, respectively, in the principal amount of USD 19,116,596, USD 18,543,098.12 and USD 573,497.88 plus accrued interest (which is as of 31 August 2010 USD 263,384, USD 255,482.48 and USD 7,901.52 in favour of HLNG, MOL and TLT respectively).

4.	TERM

The loans shall have a term corresponding to the period prior to the 12th anniversary of the Delivery Date.

5.	REPAYMENT

The principal amount outstanding including accrued interest shall be repaid on “pay as you earn” basis within the 12th anniversary of the Delivery Date. It is agreed and acknowledged between the parties, that repayment shall be prioritized to any dividend payments by the Company to the Lenders.

6.	INTEREST

The loans shall bear an interest rate of 8 (eight) % p.a.

Interest shall be accrued quarterly at the last day of June, September, December and March of each year, and capitalised into the loan balance.

7.	PREPAYMENT

The Company shall be free to prepay the outstanding loan amount without penalty in whole or in parts at any time subject to 3 (three) business days prior notice provided that any prepayment shall be made rateably to each Lender.

8.	EXPENSES

Any expenses incurred by the Lenders in relation to entering into this Shareholder Loan Agreement shall be borne by the Company.

9.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with English Law.

For and on behalf of Mitsui O.S.K. Lines, Ltd. (as Lender)	For and on behalf of Höegh LNG Limited (as Lender)

/s/ KOICHI MUTO	/s/ LARS MÅRDALEN
Name: Koichi Muto Title: Representative Director	Name: Lars Mårdalen Title: Attorney-in-fact

For and on behalf of Tokyo LNG Tanker Co., Ltd. (as Lender)	For and on behalf of SRV Joint Gas Ltd. (as Borrower)

/s/ KAZUMASA HIDAI	/s/ ØRJAN HOMME
Name: Kazumasa Hidai Title: Representative Director	Name: Ørjan Homme Title: Attorney-in-fact